UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2005

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Hwy., Snyder, Texas (Address of principal executive offices)		79549 (Zip Code)

Registrant’s telephone number, including area code: 325-574-6300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 26, 2005, the Compensation Committee of the Board of Directors of Patterson-UTI Energy, Inc. (the “Company”) adopted, subject to the approval of the Company’s Board of Directors on April 27, 2005, a bonus compensation program (the “Program”) that would allocate one percent of the Company’s consolidated earnings before interest, income taxes and depreciation, depletion and amortization for fiscal 2005 (the “Allocated Bonus Amount”) among the following six executive officers of the Company:

•	Mark S. Siegel (Chairman of the Board and Director);

•	Cloyce A. Talbott (Chief Executive Officer and Director);

•	A. Glenn Patterson (President and Chief Operating Officer and Director) (Messrs. Siegel, Talbott and Patterson, collectively, the “Group A Executive Officers”);

•	Kenneth N. Berns (Senior Vice President and Director);

•	Jonathan D. Nelson (Vice President, Chief Financial Officer, Secretary and Treasurer); and

•	John E. Vollmer III (Senior Vice President — Corporate Development) (Messrs. Berns, Nelson and Vollmer, collectively, the “Group B Executive Officers”).

Each Group A Executive Officer would be allocated two-ninths of the Allocated Bonus Amount and each Group B Executive Officer would be allocated one-ninth of the Allocated Bonus Amount, however, the Compensation Committee expressly retained the ability to reduce or reallocate the Allocated Bonus Amount at its discretion.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
April 29, 2005	By:	/s/ Jonathan D. Nelson
		Name:	Jonathan D. Nelson
		Title:	Vice President, Chief Financial Officer, Secretary and Treasurer